Exhibit 99.1
Environmental Tectonics Corporation Announces New Bank Line
     Southampton, PA, August 1, 2007. Environmental Tectonics Corporation (“ETC” or the “Company”) today announced the signing of a new Credit Agreement with PNC Bank, National Association (“PNC”). This refinancing by ETC is an extension of a credit facility originally entered into with PNC in February 2003.
     The Credit Agreement, dated as of July 31, 2007, establishes a revolving line of credit with PNC in the maximum, aggregate principal amount of $15,000,000 to be used for ETC’s working capital or other general business purposes and for issuances of letters of credit. The Credit Agreement expires June 30, 2009.
     Borrowings made pursuant to the Credit Agreement will bear interest at either the prime loan rate less 1.00% or the London Interbank Offered Rate (as described in the Note) plus 0.90%. Under the Credit Agreement, ETC is obligated to pay a fee of 0.125% per annum for unused available funds.
     The Credit Agreement contains customary affirmative and negative covenants for transactions of this type, including limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates. The Credit Agreement also contains financial covenants.
     The note provides for customary events of default with corresponding grace periods, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of certain judgments and the liquidation of ETC.
     ETC’s obligations under the Credit Agreement are secured by a personal guarantee from H. F. Lenfest under a Restated Guaranty, dated July 31, 2007, made by Mr. Lenfest in favor of PNC (the “Restated Guaranty”). Mr. Lenfest is a member of ETC’s Board of Directors and a significant shareholder of ETC.
     In connection with entering into the Credit Agreement, ETC was required to enter into an Amended and Restated Reimbursement Agreement, dated as of July 31, 2007, by ETC in favor of PNC (the “Reimbursement Agreement”), and an Amended and Restated Subordination and Intercreditor Agreement, dated as of July 31, 2007, by and among ETC, PNC and Mr. Lenfest (the “Subordination Agreement”). The Reimbursement Agreement governs letters of credit issued pursuant to the Credit Agreement. Under the Subordination Agreement, Mr. Lenfest agreed to continue to subordinate his rights in connection with a convertible promissory note executed by ETC in favor of Mr. Lenfest in the original aggregate principal amount of $10,000,000, dated February 18, 2003, to the rights of PNC in connection with the Line of Credit.

     William F. Mitchell, ETC’s President and Chairman, stated” I am very glad we have been able to re-establish a normal banking relationship and facility with PNC. Having access to these funds will contribute to ETC’s capital requirements as we continue to evolve our business models and products.”
     ETC designs, develops, installs and maintains aircrew training systems, public entertainment systems, process simulation systems (sterilization and environmental), clinical hyperbaric systems, environmental testing and simulation systems, and related products for domestic and international customers.
     This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, ”will”, ”should”, ”could”, ”would”, ”expect”, ”plan”, ”anticipate”, ”believe”, ”estimate”, ”continue”, or the negative of such terms or similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, contract cancellations, failure to obtain new contracts, political unrest in customer countries, unfavorable results in litigation, general economic conditions, and those issues identified from time to time in our Securities and Exchange Commission filings and other public documents, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended February 23, 2007.
Contact: Duane D. Deaner, CFO  Tel: 215-355-9100 (ext. 1203)  Fax: 215-357-4000
ETC – Internet Home Page:            http://www.etcusa.com

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